                                                                    Exhibit 23.1


Independent Auditors' Consent


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-103028 of Abraxas Petroleum Corporation of our report dated March 10, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to significant subsequent events disclosed in Note 3), appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
San Antonio, Texas
April 16, 2003